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Exhibit 1

DIRECTORS

    The following is a list of all members of the Board of Directors of the Micron Technology Foundation, Inc. Each directors's business address is 8000 South Federal Way, Boise, ID 83716-9632. All directors are United States citizens.

Name:	Steven R. Appleton
Principal Occupation:	Chairman, Chief Executive Officer and President of Micron Technology, Inc.
Name, principal business and address of corporation or other organization on which employment is conducted:	Micron Technology, Inc., a manufacturer of semiconductor memory products 8000 South Federal Way Boise, ID 83716-9632
Name:	Kipp A. Bedard
Principal Occupation:	Vice President of Corporate Affairs of Micron Technology, Inc.
Name, principal business and address of corporation or other organization on which employment is conducted:	Micron Technology, Inc., a manufacturer of semiconductor memory products 8000 South Federal Way Boise, ID 83716-9632
Name:	D. Mark Durcan
Principal Occupation:	CTO and Vice President of R & D of Micron Technology, Inc.
Name, principal business and address of corporation or other organization on which employment is conducted:	Micron Technology, Inc., a manufacturer of semiconductor memory products 8000 South Federal Way Boise, ID 83716-9632
Name:	Roderic W. Lewis
Principal Occupation:	Vice President of Legal Affairs, General Counsel and Corporate Secretary of Micron Technology, Inc.
Name, principal business and address of corporation or other organization on which employment is conducted:	Micron Technology, Inc., a manufacturer of semiconductor memory products 8000 South Federal Way Boise, ID 83716-9632
Name:	Wilbur G. Stover, Jr.
Principal Occupation:	Vice President of Finance and CFO of Micron Technology, Inc.
Name, principal business and address of corporation or other organization on which employment is conducted:	Micron Technology, Inc., a manufacturer of semiconductor memory products 8000 South Federal Way Boise, ID 83716-9632

EXECUTIVE OFFICERS OF THE REGISTRANT

    The following is a list of all executive officers of the Micron Technology Foundation, Inc. Each officer's business address is 8000 South Federal Way, Boise, ID 83716-9632. All executive officers are United States citizens.

Name	Position
Steven R. Appleton	Chairman of the Board
Kipp A. Bedard	President
Roderic W. Lewis	Secretary
Wilbur G. Stover, Jr.	Treasurer
Karen L. Vauk	Executive Director and Assistant Corporate Secretary

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  Exhibit 1
DIRECTORS
EXECUTIVE OFFICERS OF THE REGISTRANT